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As filed with the Securities and Exchange Commission on March 25, 2003

Registration No. 333 - 35005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Primus Telecommunications Group, Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1708481 (I.R.S. Employer Identification No.)
1700 Old Meadow Road Suite 300 McLean, Virginia 22102 (703) 902-2800 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Primus Telecommunications Group, Incorporated 401(k) Plan (Full Title of the Plan)

K. PAUL SINGH
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
1700 Old Meadow Road
Suite 300
McLean, Virginia 22102
(703) 902-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
BRIAN J. LYNCH, ESQ.
COOLEY GODWARD LLP
One Freedom Square
11951 Freedom Drive
Reston, Virginia 20190
Tel: (703) 456-8000
Fax: (703) 456-8100

DEREGISTRATION OF SECURITIES

        On September 5, 1997, Primus Telecommunications Group, Incorporated (the "Registrant") filed a registration statement on Form S-8 (No. 333-35005) (the "Registration Statement"), which registered among other things the issuance of 75,000 shares (the "401(k) Plan Shares") of the Registrant's common stock, par value $.01 per share, to be sold pursuant to the Primus Telecommunications Group, Incorporated 401(k) Plan (the "Plan"). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), the Registration Statement was also deemed to register an indeterminate number of interests in the Plan ("Plan Interests") as separate securities required to be registered under Act. The Registrant has terminated the offering of the 401(k) Plan Shares and the Plan Interests. Accordingly, pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister the Plan Shares and Plan Interests registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of McLean, County of Fairfax, Commonwealth of Virginia, on the 26th day of March, 2003.

By:	/s/ K. PAUL SINGH K. Paul Singh Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ K. PAUL SINGH K. Paul Singh	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2003
/s/ JOHN F. DEPODESTA* John F. DePodesta	Executive Vice President and Director	March 26, 2003
/s/ NEIL L. HAZARD* Neil L. Hazard	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	March 26, 2003
/s/ TRACY R. BOOK Tracy R. Book	Vice President and Corporate Controller (Principal Accounting Officer)	March 26, 2003
/s/ NICK EARLE Nick Earle	Director	March 26, 2003
/s/ DAVID E. HERSHBERG* David E. Hershberg	Director	March 26, 2003
/s/ DOUGLAS M. KARP Douglas M. Karp	Director	March 26, 2003
/s/ JOHN PUENTE * John Puente	Director	March 26, 2003
/s/ PRADMAN KAUL Pradman Kaul	Director	March 26, 2003
/s/ PAUL G. PIZZANI Paul G. Pizzani	Director	March 26, 2003
*By:	/s/ K. PAUL SINGH K. Paul Singh Attorney-in-Fact

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DEREGISTRATION OF SECURITIES
SIGNATURES